Exhibit 99.1

Source: Kronos Advanced Technologies Inc.

June 14, 2021 14:17 ET

Kronos Advanced Technologies Set Payment Date of June 22 for 1 DogeSPAC LLC Unit to be Paid for Each 1 Share of KNOS Held On Record Date of June 15, 2021

Los Angeles, CA, June 14, 2021 (GLOBE NEWSWIRE) -- KRONOS ADVANCED TECHNOLOGIES, INC. (OTC MARKETS: KNOS) (“KNOS” or the “Company”), an innovation-driven product development and production company that has significantly changed the way air is moved, filtered, and sterilized announced today that the Company set a payment date of June 22 20021 for the distribution to all shareholders, pro rata of 1 unit of DogeSPAC LLC for each share of KNOS held on June 15, 2021.

We understand that those who hold their shares through brokerage firms will be entitled to the dividend if they hold until an EX Dividend Date is set by FINRA based on KNOS’ timely ten days prior notification, which may fall on a date after the payment date. If FINRA does not set an ex-dividend, it is our understanding that whoever held the shares through their brokerage firm on the close of business on the record date would be entitled to the distribution.

According to Investor.gov, if you purchase a stock on its ex-dividend date or after, you will not receive the dividend payment. Instead, the seller gets the dividend. If you purchase before the ex-dividend date and hold up to the ex-dividend date, you get the dividend.

Kronos Advanced Technologies is history’s first publicly-traded Company in the stock market to accept Dogecoin for its products and continues to encourage Dogecoin owners to purchase our revolutionary clean air products as the Company continues to foresee upside potential holding the popular meme coin and has profited substantially from making this calculated bet, although Doge, along with other major cryptocurrencies, has suffered severe volatility, recently.

With the Texas Department of Banking announcing that state-chartered banks have the authority to provide custody or safekeeping services for virtual currencies, we believe that Dogecoin becomes a more valuable asset to hold.

While the dividend will not be registered with the SEC, and therefore restricted until either the units are registered with the SEC, or an exemption from registration becomes available, at a yet to be determined date in the future, unitholders will then have the option to convert their LLC interests into Crypto units that will be tradeable on various Decentralized Cryptocurrencies Exchanges such as Uniswap and Pancakeswap. DogeSPAC LLC may also determine to register the units with the Securities and Exchange Commission, which would allow the LLC interests to be listed on an exchange if other certain conditions were to be met.

Updates on DogeSpac will be available at: www.dogespac.com

Purchases of our revolutionary clean air products can be purchased utilizing U.S. Dollars, Dogecoin as well as other cryptocurrencies by visiting our shopping portal: https://www.1800safeair.com

What Is Dogecoin? (CoinMarketCap.com)

“Dogecoin (DOGE) is based on the popular “Doge” Internet meme and features a Shiba Inu on its logo. The open- source digital currency was created by Billy Markus from Portland, Oregon, and Jackson Palmer from Sydney, Australia, and was forked from Litecoin in December 2013. Dogecoin’s creators envisaged it as a fun, light-hearted cryptocurrency that would have greater appeal beyond the core Bitcoin audience since it was based on a dog meme. Tesla CEO Elon Musk posted several tweets on social media that Dogecoin is his favorite coin.”

About Kronos Advanced Technologies, Inc.

The Company was initially founded in 2002 and funded by the U.S. military to develop electrostatic air movers. Eventually, the Company moved into the consumer air purification business. It began operations as a product development company that invented and significantly changed the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company’s proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage patented processes without the use of traditional porous HEPA filters. Kronos-based products move air silently, filter, sterilize, and purify the air while dramatically reducing energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size and, therefore, have the potential to be scaled-down for air purification in cars or scaled-up in size for industrial and hazardous gas destruction. The technology is currently being implemented in multiple standalone products for businesses, homes, and vehicles of all types -to move, sterilize and filter air, including removing allergens down to 14.6 nanometers, passing through our patented technology -replacing expensive outdated passive HEPA and other filtration type systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include schools, universities, healthcare facilities, operating rooms, manufacturing clean rooms, and the cabins of automobiles and commercial aircraft.

Kronos is the first publicly traded Company that accepts DOGE coin as a form of payment for its products, as well as other cryptocurrencies.

Recently, the Company filed for a provisional patent involving an innovative protective face mask with antimicrobial and anti-cellphone radiation protection features. The Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. The Company is an exclusive distributor and licensee of the latest generation of air purifiers based on the Company’s CORE technologies. The Company markets its products as Airdog® and KRONOS® brands. All Kronos products come with Kronos Promise ™ -Your Satisfaction is Guaranteed!

Company offices are located in Los Angeles, California.

Shopping portal: https://www.1800safeair.com

Follow KNOS on Twitter: https://twitter.com/kronosati

Follow KNOS on Facebook: https://www.facebook.com/kronosati

Follow KNOS on Instagram: https://www.instagram.com/kronos_ati/

Follow KNOS on Youtube: https://www.youtube.com/channel/UCdtrQDt1R26Ulh8v-S-EpJg

Follow KNOS on Reddit: https://www.reddit.com/user/Kronos_ATI

Follow KNOS on LinkedIn: https://www.linkedin.com/company/kronos-advanced-techngologies-inc

Contact us via info@kronosati.co or visit https://www.kronosati.co or https://www.1800SafeAIR.com

Disclaimer

This news release does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other product or service by Kronos Advanced Technologies Inc or any other third party regardless of whether such security, product, or service is referenced in this press release. Furthermore, nothing in this press release is intended to provide tax, legal, or investment advice, and nothing in it should be construed as a recommendation to buy, sell, or hold any investment or security or to engage in any investment strategy or transaction. Kronos Advanced Technologies does not represent that the securities, products, or services discussed in this press release are suitable for any particular investor. You are solely responsible for determining whether any investment, investment strategy, security, or related transaction is appropriate for you based on your personal investment objectives, financial circumstances, and risk tolerance. You should consult your business advisor, attorney, and/or tax and accounting advisor regarding your specific business, legal, or tax situation.

Social Media Disclaimer and Forward-Looking Statements.

Kronos Advanced Technologies investors and others should note that we announce material information to the public about the Company through various means, including our website (https://www.kronosati.co/investors), through press releases, OTCmarkets filings, public conference calls, via our corporate Social Media accounts, listed above. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the OTC Markets at OTCMarkets.com. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its products and the integration into its existing products and the commercial acceptance of the Company’s products.

The forward-looking statements included in this press release represent the Company’s views as of the date of this press release, and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

SOURCE: KRONOS ADVANCED TECHNOLOGIES, Inc

Phone inquiries: 1-800-SAFE-AIR (option #4)

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